Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2016 RESULTS

- Announces Quarterly Cash Dividend of $0.03125 Per Share -

SANTA MONICA, CALIFORNIA, November 3, 2016 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2016.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Net revenue	$65,281	$69,261	(6)%	$188,223	$188,702	(0)%
Cost of revenue - digital media (1)	2,281	1,881	21%	6,493	4,633	40%
Operating expenses (2)	40,187	38,804	4%	119,135	113,518	5%
Corporate expenses (3)	5,728	5,535	3%	16,625	15,578	7%

Consolidated adjusted EBITDA (4)	17,841	23,878	(25)%	48,623	57,542	(15)%

Free cash flow (5)	$11,928	$17,793	(33)%	$30,285	$36,150	(16)%

Net income	$5,415	$9,293	(42)%	$13,402	$19,818	(32)%

Net income per share, basic	$0.06	$0.11	(45)%	$0.15	$0.23	(35)%
Net income per share, diluted	$0.06	$0.10	(40)%	$0.15	$0.22	(32)%

Weighted average common shares outstanding, basic	89,590,135	88,090,143		89,208,732	87,820,029
Weighted average common shares outstanding, diluted	91,489,975	90,423,333		91,188,958	90,202,389

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.1 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended September 30, 2016 and 2015, respectively and $0.7 million and $1.0 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2016 and 2015, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $0.7 million and $0.6 million of non-cash stock-based compensation for the three-month periods ended September 30, 2016 and 2015, respectively and $1.9 million and $1.7 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2016 and 2015, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash

Entravision Communications

financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the third quarter, we faced challenging comparisons to last year’s third quarter. We continued to grow our core television advertising revenue (excluding retransmission consent revenue and political advertising revenue), but these increases were offset by decreases primarily attributable to the loss of non-advertising revenue from a telecommunications operator. Additionally, we continued to grow our digital segment revenue and build our digital footprint through Pulpo Media, which provides us with an integrated platform to connect advertisers and marketers with Latino audiences. Looking ahead, we remain well positioned to build on our success in further attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.03125 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.8 million. The quarterly dividend will be payable on December 30, 2016 to shareholders of record as of the close of business on December 14, 2016, and the common stock will trade ex-dividend on December 12, 2016. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended September 30, 2016 Compared to Three-Month Period Ended

September 30, 2015

(Unaudited)

	Three-Month Period
	Ended September 30,
	2016	2015	% Change
Net revenue	$65,281	$69,261	(6)%
Cost of revenue - digital media (1)	2,281	1,881	21%
Operating expenses (1)	40,187	38,804	4%
Corporate expenses (1)	5,728	5,535	3%
Depreciation and amortization	3,812	4,030	(5)%

Operating income	13,273	19,011	(30)%
Interest expense, net	(3,823)	(3,274)	17%

Income before income taxes	9,450	15,737	(40)%

Income tax expense	(4,035)	(6,444)	(37)%
Net income	$5,415	$9,293	(42)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $65.3 million for the three-month period ended September 30, 2016 from $69.3 million for the three-month period ended September 30, 2015, a decrease of $4.0 million. Of the overall decrease, approximately $3.0 million was attributed to our television segment and was primarily attributable to approximately $5.5 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator included in the 2015 period, and which revenue did not recur in 2016, and a decrease in local advertising revenue. This decrease in the television segment was partially offset by an increase in national advertising revenue, an increase in political advertising revenue, which was not material in 2015, and an increase in retransmission consent revenue. Additionally we had a decrease of $1.7 million in the radio segment primarily attributable to a decrease in local advertising revenue, partially offset by an increase in political advertising revenue, which was not material in 2015. The overall decrease in net revenue was partially offset by an increase of $0.7 million that was attributed to our digital segment and was primarily attributable to increases in national and local revenue.

Cost of revenue increased to $2.3 million for the three-month period ended September 30, 2016 from $1.9 million for the three-month period ended September 30, 2015, an increase of $0.4 million, due to increased online media costs associated with the increase in net revenue of our digital segment.

Operating expenses increased to $40.2 million for the three-month period ended September 30, 2016 from $38.8 million for the three-month period ended September 30, 2015, an increase of $1.4 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue and increases in salary expense and insurance expense.

Corporate expenses increased to $5.7 million for the three-month period ended September 30, 2016 from $5.5 million for the three-month period ended September 30, 2015, an increase of $0.2 million. The increase was primarily attributable to increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Nine-Month Period Ended September 30, 2016 Compared to Nine-Month Period Ended

September 30, 2015

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2016	2015	% Change
Net revenue	$188,223	$188,702	(0)%
Cost of revenue - digital media (1)	6,493	4,633	40%
Operating expenses (1)	119,135	113,518	5%
Corporate expenses (1)	16,625	15,578	7%
Depreciation and amortization	11,724	11,950	(2)%

Operating income	34,246	43,023	(20)%
Interest expense, net	(11,423)	(9,738)	17%

Income before income taxes	22,823	33,285	(31)%

Income tax expense	(9,421)	(13,467)	(30)%
Net income	$13,402	$19,818	(32)%

Net revenue decreased to $188.2 million for the nine-month period ended September 30, 2016 from $188.7 million for the nine-month period ended September 30, 2015, a decrease of $0.5 million. Of the overall decrease, approximately $3.2 million was attributed to our television segment and was primarily attributable to approximately $10.5 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator included in the 2015 period, and which revenue did not recur in 2016, and a decrease in local advertising revenue. This decrease in the television segment was partially offset by an increase in political advertising revenue, which was not material in 2015, an increase in national advertising revenue, and an increase in retransmission consent revenue. Additionally approximately $1.2 million of the overall decrease was attributed to our radio segment and was primarily attributable to a decrease in local advertising revenue, partially offset by an increase in political advertising revenue, which was not material in 2015. The overall decrease in net revenue was partially offset by an increase of approximately $3.9 million in our digital segment and was primarily attributable to increases in national and local revenue.

Cost of revenue increased to $6.5 million for the nine-month period ended September 30, 2016 from $4.6 million for the nine-month period ended September 30, 2015, an increase of $1.9 million, due to increased online media costs associated with the increase in net revenue of our digital segment.

Operating expenses increased to $119.1 million for the nine-month period ended September 30, 2016 from $113.5 million for the nine-month period ended September 30, 2015, an increase of $5.6 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue and increases in salary expense and insurance expense.

Corporate expenses increased to $16.6 million for the nine-month period ended September 30, 2016 from $15.6 million for the nine-month period ended September 30, 2015, an increase of $1.0 million. The increase was primarily attributable to increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Net Revenue
Television	$40,363	$43,393	(7)%	$116,143	$119,292	(3)%
Radio	19,169	20,855	(8)%	55,605	56,785	(2)%
Digital	5,749	5,013	15%	16,475	12,625	30%
Total	$65,281	$69,261	(6)%	$188,223	$188,702	(0)%

Cost of Revenue - digital media (1)
Digital	$2,281	$1,881	21%	$6,493	$4,633	40%

Operating Expenses (1)
Television	21,151	20,445	3%	62,299	59,928	4%
Radio	16,422	15,865	4%	48,486	45,997	5%
Digital	2,614	2,494	5%	8,350	7,593	10%
Total	$40,187	$38,804	4%	$119,135	$113,518	5%

Corporate Expenses (1)	$5,728	$5,535	3%	$16,625	$15,578	7%

Consolidated adjusted EBITDA (1)	$17,841	$23,878	(25)%	$48,623	$57,542	(15)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2016 third quarter results on November 3, 2016 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

          Entravision Communications Corporation is a leading media company that reaches and engages U.S. Latinos across acculturation levels and media channels, as well as consumers in Mexico. The Company’s comprehensive portfolio incorporates integrated media and marketing solutions comprised of acclaimed television, radio, digital properties, events, and data analytics services. Entravision has 54 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. According to comScore Media Metrix®, Entravision’s digital operating group, Pulpo, is the #1-ranked online advertising platform in Hispanic reach, and Pulpo’s comprehensive media offering, data, and consumer insights lead the industry. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$70,320	$47,924
Trade receivables, net of allowance for doubtful accounts	62,317	66,399
Prepaid expenses and other current assets	6,602	5,705
Total current assets	139,239	120,028
Property and equipment, net	55,719	57,874
Intangible assets subject to amortization, net	14,005	16,656
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	49,000	57,929
Other assets	2,314	1,693
Total assets	$531,059	$524,962

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Accounts payable and accrued expenses	28,440	29,787
Total current liabilities	32,190	33,537
Long-term debt, less current maturities, net of unamortized debt issuance costs	307,296	309,587
Other long-term liabilities	14,687	14,565
Total liabilities	354,173	357,689

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	906,375	910,228
Accumulated deficit	(725,450)	(738,849)
Accumulated other comprehensive income (loss)	(4,048)	(4,115)
Total stockholders' equity	176,886	167,273
Total liabilities and stockholders' equity	$531,059	$524,962

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015

Net revenue	$65,281	$69,261	$188,223	$188,702

Expenses:
Cost of revenue - digital media	2,281	1,881	6,493	4,633
Direct operating expenses	28,238	27,624	84,341	81,353
Selling, general and administrative expenses	11,949	11,180	34,794	32,165
Corporate expenses	5,728	5,535	16,625	15,578
Depreciation and amortization	3,812	4,030	11,724	11,950
	52,008	50,250	153,977	145,679
Operating income	13,273	19,011	34,246	43,023
Interest expense	(3,894)	(3,286)	(11,619)	(9,769)
Interest income	71	12	196	31
Income before income taxes	9,450	15,737	22,823	33,285
Income tax expense	(4,035)	(6,444)	(9,421)	(13,467)
Net income	$5,415	$9,293	$13,402	$19,818

Basic and diluted earnings per share:
Net income per share, basic	$0.06	$0.11	$0.15	$0.23
Net income per share, diluted	$0.06	$0.10	$0.15	$0.22

Cash dividends declared per common share	$0.03	$0.03	$0.09	$0.08

Weighted average common shares outstanding, basic	89,590,135	88,090,143	89,208,732	87,820,029
Weighted average common shares outstanding, diluted	91,489,975	90,423,333	91,188,958	90,202,389

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$5,415	$9,293	$13,402	$19,818
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,812	4,030	11,724	11,950
Deferred income taxes	3,965	6,394	8,887	12,764
Amortization of debt issue costs	195	202	579	595
Amortization of syndication contracts	99	91	289	262
Payments on syndication contracts	(87)	(131)	(270)	(377)
Non-cash stock-based compensation	744	877	2,634	2,684
(Increase) decrease in accounts receivable	221	(8,573)	5,804	2,845
(Increase) decrease in prepaid expenses and other assets	(569)	(795)	(952)	(1,078)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	684	1,625	(3,192)	(2,579)
Net cash provided by operating activities	14,479	13,013	38,905	46,884
Cash flows from investing activities:
Purchases of short-term investments	-	-	(30,000)	-
Proceeds from maturity of short term investments	30,000	-	30,000	-
Purchases of investments	(250)	-	(250)	-
Purchases of property and equipment and intangibles	(2,215)	(2,963)	(6,960)	(11,546)
Net cash provided by (used in) investing activities	27,535	(2,963)	(7,210)	(11,546)
Cash flows from financing activities:
Proceeds from stock option exercises	615	233	1,885	1,814
Payments on long-term debt	(938)	(938)	(2,813)	(2,813)
Dividends paid	(2,802)	(2,203)	(8,371)	(6,591)
Payment of contingent consideration	-	-	-	(1,000)
Net cash used in financing activities	(3,125)	(2,908)	(9,299)	(8,590)
Net increase in cash and cash equivalents	38,889	7,142	22,396	26,748
Cash and cash equivalents:
Beginning	31,431	50,866	47,924	31,260
Ending	$70,320	$58,008	$70,320	$58,008

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Consolidated adjusted EBITDA (1)	$17,841	$23,878	$48,623	$57,542
Interest expense	(3,894)	(3,286)	(11,619)	(9,769)
Interest income	71	12	196	31
Income tax expense	(4,035)	(6,444)	(9,421)	(13,467)
Amortization of syndication contracts	(99)	(91)	(289)	(262)
Payments on syndication contracts	87	131	270	377
Non-cash stock-based compensation included in direct operating expenses	(79)	(274)	(700)	(980)
Non-cash stock-based compensation included in corporate expenses	(665)	(603)	(1,934)	(1,704)
Depreciation and amortization	(3,812)	(4,030)	(11,724)	(11,950)
Net income	5,415	9,293	13,402	19,818
Depreciation and amortization	3,812	4,030	11,724	11,950
Deferred income taxes	3,965	6,394	8,887	12,764
Amortization of debt issue costs	195	202	579	595
Amortization of syndication contracts	99	91	289	262
Payments on syndication contracts	(87)	(131)	(270)	(377)
Non-cash stock-based compensation	744	877	2,634	2,684
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	221	(8,573)	5,804	2,845
(Increase) decrease in prepaid expenses and other assets	(569)	(795)	(952)	(1,078)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	684	1,625	(3,192)	(2,579)
Cash flows from operating activities	$14,479	$13,013	$38,905	$46,884

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Consolidated adjusted EBITDA (1)	$17,841	$23,878	$48,623	$57,542
Net interest expense (1)	(3,628)	(3,072)	(10,844)	(9,143)
Cash paid for income taxes	(70)	(50)	(534)	(703)
Capital expenditures (2)	(2,215)	(2,963)	(6,960)	(11,546)
Free cash flow (1)	11,928	17,793	30,285	36,150

Capital expenditures (2)	2,215	2,963	6,960	11,546
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	221	(8,573)	5,804	2,845
(Increase) decrease in prepaid expenses and other assets	(569)	(795)	(952)	(1,078)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	684	1,625	(3,192)	(2,579)
Cash Flows From Operating Activities	$14,479	$13,013	$38,905	$46,884

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.